UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2006

Federal Services Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51-47	11-3747850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Third Avenue, 33rd Floor		10022-4775
New York, New York		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (646) 403-9765

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2006, the Board of Directors of Federal Services Acquisition Corporation (the “Company”) voted to appoint Joseph A. Saponaro and Edward J. Smith to the Board of Directors, to serve until their respective successors are duly elected and qualified.

There are no arrangements or understandings between Mr. Saponaro and any other person pursuant to which he was selected as a director, nor are there any transactions between the Company and Mr. Saponaro that are reportable under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was selected as a director, nor are there any transactions between the Company and Mr. Smith that are reportable under Item 404(a) of Regulation S-K.

Also on May 3, 2006, the Company announced that Art Money submitted his resignation from the Company’s Board of Directors effective May 3, 2006, due to time constraints. Mr. Money will continue to serve as a Special Advisor to the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1                           Press Release dated May 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Services Acquisition Corporation
(Registrant)

Date: May 4, 2006	/s/ Peter M. Schulte
Peter M. Schulte
President

Exhibit Index

Exhibit No.	Document
99.1	Press Release dated May 3, 2006